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                                                                     EXHIBIT 1

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                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Prospectus Supplement to the Prospectus dated November 22, 1995 of Registration Statement No. 33-77722 of our report dated February 1, 1995 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries (formerly known as Municipal Bond Investors Assurance Corporation and Subsidiaries). We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers & Lybrand L.L.P.

                                   Coopers & Lybrand L.L.P.

November 22, 1995
New York, New York